EXHIBIT 99.1

Damon Elder
delder@ahinvestors.com
(949) 270-9207

Griffin-American Healthcare REIT III Completes Acquisitions Totaling
More Than $180 Million During the Third Quarter 2015
IRVINE, Calif. (Oct. 5, 2015) - American Healthcare Investors and Griffin Capital Corporation, the co-sponsors of Griffin-American Healthcare REIT III, Inc., announced today that the REIT completed the acquisition of nine healthcare buildings in five states, the United Kingdom and Isle of Man, as well as a collateralized debt instrument, for an aggregate purchase price of approximately $180 million during the third quarter of 2015. The acquisitions were comprised of six medical office buildings and three senior housing facilities.
“We continue to acquire accretive assets for the quickly growing portfolio of Griffin-American Healthcare REIT III,” said Danny Prosky, president, chief operating officer, interim chief financial officer and one of the largest stockholders of the REIT. “With these latest acquisitions, our portfolio is valued in excess of $1.1 billion, based on purchase price, and we have more than $1.0 billion in additional pending acquisitions that we expect to close in the coming months.”
Griffin-American Healthcare REIT III’s Third Quarter 2015 acquisitions include:
Southern Illinois Medical Office Building Portfolio - Waterloo, Illinois
Southern Illinois Medical Office Building Portfolio is a portfolio of three medical office buildings located adjacent to a 181-resident rehabilitation and nursing home and a 56-unit independent and assisted living facility in the St. Louis suburb of Waterloo, Illinois. Totaling approximately 41,000 square feet, the portfolio was 100 percent leased at the time of acquisition to 13 tenants, the largest of which are Fresenius Dialysis Center and Monroe County Surgical Center. The weighted average remaining lease term for Southern Illinois Medical Office Building Portfolio is approximately 7.4 years.

Southern Illinois Medical Office Building Portfolio was acquired from Southern Illinois Medical Development Corporation and Medical Development Company of America, unaffiliated third parties represented by Chris Stai of Brown Gibbons Lang.

Napa Medical Center - Napa, California
Napa Medical Center is a two-building medical office building portfolio located on the campus of the 191-bed Queen of the Valley Medical Center, the only full-service hospital in Napa, California. The approximately 65,000-square-foot portfolio was 88 percent leased at the time of acquisition to 20 tenants, the largest of which are St. Joseph Heritage Healthcare and Clinic Ole Community Health. The only institutional-quality medical office buildings on or near the hospital campus, Napa Medical Center has enjoyed $3.3 million in renovations since 2011 and provides the REIT with potential upside on new and renewal leasing.

Napa Medical Center was acquired from SP Real Estate NAPA LLC, an unaffiliated third party.

Tanglewood Trace Senior Living Community - Mishawaka, Indiana
Tanglewood Trace Senior Living Community is the final facility that comprises Mountain Crest Senior Housing Portfolio, which is comprised of six senior living communities in northern Indiana and southwestern Michigan totaling 653 rental units and approximately 585,000 square feet. Griffin-American Healthcare REIT III completed the acquisition of five of the facilities during the second quarter of 2015. The portfolio of six senior living communities is managed on behalf of the REIT by Ridgeline Management Company and is 100 percent private pay. At the time of acquisition, the average aggregate occupancy of the six senior living communities was approximately 86 percent.

Mountain Crest Senior Housing Portfolio was acquired from LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C., CW LLC and Eastlake L.L.C., all unaffiliated third parties represented by Nick Glaisner of Ziegler. Mountain Crest Senior Housing Portfolio is operated utilizing a RIDEA structure, which allows for Griffin-American Healthcare REIT III to participate in both the rental and operational cash flow of each facility while relying on Ridgeline Management Company as the third-party manager.

Chesterfield Corporate Plaza - Chesterfield, Missouri
Chesterfield Corporate Plaza is an approximately 226,000-square-foot class A office building in the St. Louis suburb of Chesterfield, Missouri. The building was approximately 98 percent leased at the time of acquisition to three tenants, the largest of which is Mercy Health, which utilizes the property as its corporate headquarters. Mercy Health is a large hospital system serving residents in the states of Arkansas, Kansas, Missouri and Oklahoma. The weighted average remaining lease term for the building is 9.2 years.

Chesterfield Corporate Plaza was acquired from Corporate Plaza Property LLC, an unaffiliated third party represented by Gary Nussbaum of Transwestern.

Richmond VA Assisted Living Facility - North Chesterfield, Virginia
Richmond VA Assisted Living Facility is a four-story, approximately 210,000-square-foot assisted living facility located in the Richmond suburb of North Chesterfield, Virginia. Built in 2009, the property consists of 109 independent living units, 59 assisted living units and 18 memory care units. The facility was 93 percent leased at the time of acquisition and will continue to be operated by an affiliate of the seller, Harmony Senior Services LLC, on behalf of Griffin-American Healthcare REIT III under a RIDEA structure, which allows for the REIT to participate in both the rental and operational cash flow of the facility.

Richmond VA Assisted Living Facility was acquired from CABA SH Investors, LLC and CABA Operations, LLC, unaffiliated third parties represented by Tim Cobb of Blueprint Healthcare Real Estate Advisors.

Crown Senior Care Portfolio - United Kingdom and Isle of Man
Crown Senior Care Portfolio is comprised of six care homes located within the United Kingdom countries of England and Scotland, as well as Isle of Man, a self-governing British Crown dependency in the Irish Sea. The portfolio consists of 317 beds, with an average occupancy of approximately 91 percent. Griffin-American Healthcare REIT III is acquiring the portfolio in multiple tranches, completing the acquisition of one of the care homes, representing 66 beds, during the third quarter of 2015. The REIT also provided a collateralized debt instrument secured by two of the care homes and the income from their operations. We anticipate acquiring the two care homes outright in the future. The portfolio is being purchased from five sellers and subsequently leased to and operated by Caring Homes Group under a 35-year absolute net lease. The lease will be cross-defaulted and cross-collateralized among all of the care homes and will be guaranteed by the parent company of Caring Homes Group.

The first care home of the Crown Senior Care Portfolio was acquired from Bettisfield Limited, an unaffiliated third party, and the borrower under the collateralized debt instrument provided by the REIT is Caring Homes (TFP) Group Limited, an unaffiliated third party.

Griffin-American Healthcare REIT III completed each of the third quarter acquisitions using cash-on-hand, as well as the assumption of existing loans totaling approximately $10 million and $38 million associated with the acquisition of Tanglewood Trace Senior Living Community and Richmond VA Assisted Living Facility, respectively. Including these acquisitions, the Griffin-American Healthcare REIT III portfolio is comprised of 69 medical office buildings, hospitals and senior housing facilities, as well as two collateralized debt instruments. The portfolio was valued in excess of $1.1 billion, based on aggregate purchase price, as of Sept. 30, 2015.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate, including medical office buildings, senior housing facilities, skilled nursing facilities and hospitals. The managing directors of American Healthcare Investors are nationally recognized real estate investment executives Jeff Hanson, Danny Prosky and Mathieu Streiff, who have completed in excess of $22 billion in aggregate acquisition and disposition transactions during their careers, approximately $12 billion of which has been healthcare-related real estate transactions. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with our taxable year ended December 31, 2014, and we intend to continue to be taxed as a REIT. Griffin-American Healthcare REIT III intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, senior housing facilities, skilled nursing facilities and hospitals. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT III, please visit http://www.HealthcareREIT3.com/.

About Griffin Capital Corporation
Griffin Capital is a privately-owned real estate company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience who have collectively closed transactions representing over $25 billion in value, Griffin Capital and affiliates have acquired or constructed over 33.7 million square feet of space since 1995, and currently own, manage, sponsor and/or co-sponsor an institutional-quality portfolio of approximately 29 million square feet located in 33 states and 1 million square feet located in the United Kingdom, representing approximately $6.7 billion in asset value, based on purchase price. Additional information about Griffin Capital is available at www.griffincapital.com.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the company’s property portfolio, its ability to maintain a pipeline of acquisitions and its ability to consummate the acquisition of properties in such pipeline in the timeframe provided, or at all. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the satisfactory completion of due diligence and other requirements to complete the acquisitions; the company’s ability to raise or secure financing to fund its anticipated acquisitions; uncertainties relating to the availability of healthcare-related real estate for acquisition and the diversity of such assets; uncertainties regarding changes in the healthcare industry and healthcare legislation; and other risk factors as outlined in the company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.